Exhibit 99.1

VIRGIN AMERICA SHAREHOLDERS VOTE TO APPROVE MERGER AGREEMENT WITH ALASKA AIR GROUP, INC.
Deal to Create Premier West Coast Airline Expected to Obtain Remaining Regulatory Approvals and Close in 4th Quarter of 2016

San Francisco - July 26, 2016 - Virgin America Inc. (NASDAQ: VA) today announced that the merger agreement with Alaska Air Group, Inc. (NYSE: ALK), the parent company of Alaska Airlines, Inc., was approved by an affirmative vote of the holders of a majority of the outstanding shares of Virgin America voting common stock. A report reflecting the complete voting results will be available on a Current Report on Form 8-K to be filed later this week by Virgin America.
On April 4, 2016, Virgin America and Alaska Airlines announced they had reached an agreement to combine to create the premier airline for West Coast travelers. The two airlines anticipate they will obtain regulatory approvals and complete the transaction in the fourth quarter of 2016.
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Media Contact: dave.arnold@virginamerica.com / 917.968.3622

Investor Contact: stephen.shulstein@virginamerica.com / 650.645.5694

About Virgin America
Known for its mood-lit cabins, three beautifully designed classes of service and innovative fleetwide amenities - like touch-screen personal entertainment, WiFi and power outlets at every seat, Virgin America has earned a host of awards since launching in 2007 - including being named the "Best Domestic Airline" in Travel + Leisure's World's Best Awards for the past nine consecutive years and "Best U.S. Airline" in Condé Nast Traveler's Readers' Choice Awards for the past eight consecutive years. For information, visit www.virginamerica.com.

About Alaska Airlines
Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in the United States, Canada, Costa Rica and Mexico. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North American Airline Satisfaction Study for nine consecutive years from 2008 to 2016. Alaska Airlines' Mileage Plan also ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines newsroom at www.alaskaair.com/newsroom.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking information about Alaska Airlines, Virgin America and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," “will, "expect," "may," "likely," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "estimate," "intend" or "anticipate" or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Virgin America and/or Alaska Airlines. Alaska Airlines and Virgin America caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America's ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Alaska Airlines and Virgin America are described in greater detail in their respective SEC filings, including (i) as to Alaska Airlines, Alaska Airlines' Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, as well as in other documents filed by Alaska Airlines with the SEC after the date thereof, and (ii) as to Virgin America, Virgin America's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Alaska Airlines and Virgin America make no commitment to revise or update any forward- looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.